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IST (TM)          For  Immediate  Release
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                      ISECURETRAC ENTERS INTO COMMON STOCK
                     PURCHASE AGREEMENT WITH FUSION CAPITAL

      Equity Will Propel Growth and Expand iSECUREtrac's National Footprint
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OMAHA,  Neb.,  Mar.13,  2003 --  iSECUREtracTM  Corp.  (OTCBB:  ISRE - News), an
industry leader in the development of global positioning systems (GPS) for tracking and monitoring, announced today that it has entered into a common stock
purchase   agreement   with  Fusion  Capital  Fund  II,  LLC,  a  Chicago  based
institutional investor. Under the agreement Fusion Capital shall buy up to $6.0 million of iSECUREtrac's common stock over a period of time up to 30 months, subject to iSECUREtrac's right to extend the agreement for six months. iSECUREtrac has the right to control the timing and the amount of stock sold to Fusion Capital with the purchase price based upon the market price of the Company's common stock at the time of sale without any discount.

Under the common stock purchase agreement, funding of the $6.0 million shall occur from time to time after the Securities & Exchange Commission has declared effective a registration statement covering the shares of common stock to be purchased by Fusion Capital. A more detailed description of the transaction will be available in the Company's Report on Form 8-K, which it plans to file with the Securities & Exchange Commission in the near future.

"This capital commitment demonstrates significant confidence in the future of iSECUREtrac, and its current management team," commented Jim Stark president of iSECUREtrac Corp. "This financing gives us tremendous flexibility in expanding our market presence in the criminal justice marketplace with our state of the art tracNET24TM system," Mr. Stark added. "Further, we are excited about adding Fusion Capital to our team, as we expect Fusion to be a valuable and long-term financial and business partner."

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Steven G. Martin,  a managing  member of Fusion Capital  stated "This  financing will help provide iSECUREtrac with the funding it needs to ramp up production to meet the expanding demand for their GPS tracking solution. We believe that iSECUREtrac Corp has a strong position in the criminal justice market for tracking and monitoring the whereabouts of offenders and we are excited to enter into this long-term relationship with them."

About iSECUREtrac Corp
iSECUREtrac is an information services and technology company providing advanced solutions for the mobile tracking of individuals and assets, including real time data collection, secure remote reporting, and data warehousing. iSECUREtrac's products are designed to improve security, enhance overall management information, and provide faster analysis and response for targeted government and commercial applications. Further information on iSECUREtrac Corp can be found on the company's Web site at www.isecuretrac.com .

About Fusion Capital
Fusion Capital Fund II, LLC is a broad based investment fund, based in Chicago, Illinois. Fusion Capital makes a wide range of investments ranging from special situation financing to long-term strategic capital.

Safe Harbor
This press release contains forward-looking statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to iSECUREtrac Corp. and its business. The predictions embodied in these statements will involve risks and uncertainties and accordingly, iSECUREtrac's actual results may differ significantly from the results discussed or implied in such forward-looking statements.

                          Investor Information Contact:
                          -----------------------------

American  Financial  Communications    Salzwedel  Financial Communications
Terry  McGovern/Richard  Carpenter     Jeff  Salzwedel/Phil  Agrue
tlmcg2@aol.com                         (503)  638-7777
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(510)  597-4200

Corporate  Communications:
--------------------------

James  Stark,  iSECUREtrac
jstark@isecuretrac.com
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(402) 537-0022






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